[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.45

PUBLIC HEALTH SERVICE

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR EXTRAMURAL-PHS CLINICAL RESEARCH

This Agreement is based on the model Cooperative Research and Development Agreement (“CRADA”) adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this CRADA:

The U.S. Department of Health and Human Services, as represented by
National Cancer Institute
an Institute, Center, or Division (hereinafter referred to as the “IC”) of the
National Institutes of Health

and

Exelixis, Inc.,
hereinafter referred to as the “Collaborator,”
having offices at 210 East Grand Avenue, South San Francisco, CA 94080,
created and operating under the laws of Delaware.

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR EXTRAMURAL-PHS CLINICAL RESEARCH

Article 1.     Introduction

This CRADA between IC and Collaborator will be effective when signed by the Parties, which are identified on both the Cover Page and the Signature Page (page 34). The official contacts for the Parties are identified on the Contacts Information Page (page 35). Publicly available information regarding this CRADA appears on the Summary Page (page 36). The research and development activities that will be undertaken by IC, NCI Investigators, and Collaborator in the course of this CRADA are detailed in the Research Plan, attached as Appendix A. The staffing, funding, and materials contributions of the Parties are set forth in Appendix B. An example of typical terms for a Material Transfer Agreement (“MTA”) for the transfer of Investigational Agent from NCI to NCI Extramural Investigators is attached as Appendix C. For this Agreement, IC means National Cancer Institute (NCI). Since CTEP and DCTD (defined below) within the NCI are responsible for the Research Plan, IC, NCI, DCTD and CTEP may be used interchangeably in this Agreement when a specific program is responsible for an activity.

Article 2.     Definitions

The terms listed in this Article will carry the meanings indicated throughout the CRADA. To the extent a definition of a term as provided in this Article is inconsistent with a corresponding definition in the applicable sections of either the United States Code (U.S.C.) or the Code of Federal Regulations (C.F.R.), the definition in the U.S.C. or C.F.R. will control.

“Adverse Event” or “AE” means any untoward medical occurrence associated with the use of a drug in humans, whether or not considered drug related, as defined under 21 C.F.R §312.32. See also FDA Good Clinical Practice Guideline (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance, 62 Federal Register 25, 691 (1997)).

“Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with Collaborator at any time during the term of the CRADA. For this purpose, “control” means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of the corporation or other business entity.

“Annual Report” means the report of progress of an IND-associated investigation that the Sponsor must submit to the FDA within sixty (60) days of the anniversary of the effective date of the IND (pursuant to 21 C.F.R. § 312.33).

“Background Invention” means an Invention conceived and first actually reduced to practice before the Effective Date.

“Clinical Investigator” means, in accordance with 21 C.F.R. § 312.3, an individual who actually conducts a clinical investigation, that is, who directs the administration or dispensation of Test Article to a Human Subject, and who assumes responsibility for studying Human Subjects, for recording and ensuring the integrity of research data, and for protecting the welfare and safety of Human Subjects. For clarity, all Clinical Investigators will either be NCI Extramural Investigators or NCI Intramural Investigators.

“Clinical Research Site(s)” means the site(s) at which the Protocol(s) described in the Research Plan will be performed.

"Collaborator Confidential Information" means scientific, business and financial information disclosed by or on behalf of Collaborator in writing and marked or otherwise identified as confidential. Collaborator

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential Information does not include CRADA Data, descriptions of CRADA Materials, and Raw Data.

“Collaborator Materials” means all tangible materials not first produced in the performance of this CRADA that are owned or controlled by Collaborator and used in the performance of the Research Plan. The term “Collaborator Materials” does not include Test Article (defined below).

“Confidential Information” means Collaborator Confidential Information, IC Confidential Information, Protocols, the Research Plan, or Identifiable Private Information, provided that Confidential Information does not include:

(a)    information that is publicly known or that is available from public sources;

(b)	information that has been made available by the disclosing Party to others without a confidentiality obligation;

(c)
information that is already known by the receiving Party without obligations of confidentiality, or information that is independently created or compiled by the receiving Party without reference to or use of the information provided under this CRADA; or

(d)	information that is subsequently disclosed to the receiving Party by a third party without obligations of confidentiality.

“Contract” means a Funding Agreement that is a research and development mechanism that provides that the contractor perform for the benefit of the Government, with an expectation of completion of the stated research goals and the delivery of a report, data, materials or other product. Generally, Contracts are administered under the Federal Acquisition Regulations (FAR) codified at Title 48 C.F.R., Chapter 1 or the Health Services Acquisition Regulations (HSAR) codified at Title 48 C.F.R., Chapter 3.

“Cooperative Agreement” means a Funding Agreement that is a species of a Grant, whereby the funding Federal agency intends to be substantially involved in carrying out the research program.

“Cooperative Research and Development Agreement” or “CRADA” means an agreement, entered into pursuant to the Federal Technology Transfer Act of 1986, as amended (15 U.S.C. §§ 3710a et seq.), and Executive Order 12591 of April 10, 1987.

“CRADA Collaborator Principal Investigator(s)” or “CRADA Collaborator PI(s)” means the person(s) who will be responsible for the scientific and technical conduct of the Research Plan on behalf of the CRADA Collaborator.

“CRADA Data” means information developed by or on behalf of either or both Parties (including by NCI Investigators) in the performance of the Research Plan, excluding Raw Data.

“CRADA Materials” means all tangible materials first produced in the performance of the Research Plan other than CRADA Data, Raw Data, Collaborator Materials or Test Article. CRADA Materials do not include specimens collected from Human Subjects.

“CRADA Subject Invention” means any Invention that is conceived or first actually reduced to practice in the performance of the Research Plan by or on behalf of either or both Parties.

“CTA” means Clinical Trial Agreement.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“CTEP” means the Cancer Therapy Evaluation Program, DCTD, NCI, a program within NCI which plans, assesses and coordinates all aspects of clinical trials including extramural clinical research programs, internal resources, treatment methods and effectiveness, and compilation and exchange of data.

“DCTD” means Division of Cancer Treatment and Diagnosis, NCI.

“DCTD Clinical Support Assays” means [ * ]. DCTD’s work may include such activities as [ * ]. These studies will be performed by DCTD employees and contractors who are obligated to assign any and all intellectual property to PHS. Although DCTD Clinical Support Assays are non-clinical in nature, for the purpose of this CRADA they are treated separately from Non-Clinical Studies (defined below) as the approval process and oversight for DCTD Clinical Support Assays and Non-Clinical Studies are different.

“DTP” means Developmental Therapeutics Program, DCTD, NCI, the program within the NCI which coordinates pre-clinical development of agents to be evaluated in DCTD-sponsored clinical trials.

“Effective Date” means the date of the last signature of the Parties executing this Agreement.

“Funding Agreement” means a Contract, Grant, or Cooperative Agreement entered into between a Federal agency and another party for the performance of experimental, developmental or research work funded in whole or in part by the Federal Government.

“Government” means the Government of the United States of America.

“Grant” means a Funding Agreement that is an award of financial assistance which may be provided for support of basic research in a specific field of interest to the funding Federal agency.

“Human Subject” means, in accordance with the definition in 45 C.F.R. § 46.102(f), a living individual about whom an investigator conducting research obtains:

(a)    data through intervention or interaction with the individual; or
(b)    Identifiable Private Information.

"IC Confidential Information" means scientific information disclosed by or on behalf of IC in writing and marked or otherwise identified as confidential. IC Confidential Information does not include CRADA Data, descriptions of CRADA Materials, and Raw Data.

“IC Materials” means all tangible materials not first produced in the performance of this CRADA that are owned or controlled by IC and used in the performance of the Research Plan.

“Identifiable Private Information” or “IPI” about a Human Subject means private information from which the identity of the subject is or may readily be ascertained. Regulations defining and governing this information include 45 C.F.R. Part 46 and 21 C.F.R. Part 50.

“IND” means an “Investigational New Drug Application,” filed in accordance with 21 C.F.R. Part 312 under which clinical investigation of an experimental drug or biologic (Test Article) is performed in Human Subjects in the United States or intended to support a United States licensing action.

“Institutional Review Board” or “IRB” means, in accordance with 45 C.F.R. Part 46, 21 C.F.R. part 56, and other applicable regulations, an independent body comprising medical, scientific, and nonscientific members, whose responsibility is to ensure the protection of the rights, safety, and well-being of the Human Subjects involved in a study.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Invention” means any invention or discovery that is or may be patentable or otherwise protected under Title 35 of the United States Code, or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act, 7 U.S.C. §§ 2321 et seq.

“Investigator’s Brochure” means, in accordance with the definition in 21 C.F.R. § 312.23(a)(5), a document containing information about the Test Article, including animal screening, preclinical toxicology, and detailed pharmaceutical data, including a description of possible risks and side effects to be anticipated on the basis of prior experience with the drug or related drugs, and precautions, such as additional monitoring, to be taken as part of the investigational use of the drug.

“Joint CRADA Subject Inventions” means all CRADA Subject Inventions invented jointly by IC employees together with employees, contractors or agents of Collaborator.

“Multi-Party Data” means data from studies sponsored by NCI pursuant to CTAs or CRADAs, where such data are collected under Protocols and Non-Clinical Studies involving combinations of investigational agents supplied from more than one CTA or CRADA collaborator.

“NCI Extramural Investigator” means an investigator who is not an NCI employee and who is supported by NCI Funding Agreements, together with all personnel assisting the investigator in the performance of research under this CRADA.

“NCI Intramural Investigator” means an investigator who is an NCI employee, as well as all personnel assisting the investigator in the performance of research under this CRADA.

“NCI Investigator” means any NCI Intramural Investigator, NCI Extramural Investigator, Non-Clinical Investigator or an investigator who conducts the DCTD Clinical Support Assays, together with all personnel assisting an investigator with the conduct of DCTD Clinical Support Assays.

“NIH CRADA Extramural Investigator/Officer(s)” means the IC extramural staff who are responsible for the conduct and/or management of the CRADA on behalf of the NIH IC. All NIH CRADA Extramural Investigator/Officer(s) are employees of IC. In the case of this CRADA, the NIH CRADA Extramural Investigator is [ * ] and the NIH CRADA Extramural Officer is [ * ].

“Non-Clinical Investigator” means any individual who conducts, directs, or assumes responsibility for Non-Clinical Studies, together with all personnel assisting such individual in the performance of Non-Clinical Studies. Non-Clinical Investigators will be either NCI Intramural Investigators or NCI Extramural Investigators.

“Non-Clinical Studies” means exploratory in vitro, in vivo, and ex vivo studies using defined biological models including [ * ]. Non-Clinical Studies may include [ * ]. This defined term shall be limited to studies under this CRADA. Non-Clinical Studies can be performed by Clinical Investigators or Non-Clinical Investigators. Non-Clinical Studies under this CRADA shall not include DCTD Clinical Support Assays.

“Patent” means any issued United States patent, any international counterpart(s), and any corresponding grant(s) by a non-U.S. government in place of a patent.

“Patent Application” means an application for patent protection for a CRADA Subject Invention with the United States Patent and Trademark Office (“U.S.P.T.O.”) or the corresponding patent-issuing authority of another nation.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Placebo” means an inactive substance identical in appearance to the material being tested that is used to distinguish between drug action and suggestive effect of the material under study.

“Protocol” means the formal, detailed description of a clinical study involving Human Subjects to be performed as provided for in the Research Plan. It describes the objective(s), design, methodology, statistical considerations, and organization of a clinical study involving Human Subjects. For the purposes of this CRADA, the term Protocol includes any and all associated documents, including informed consent forms, to be provided to Human Subjects and potential participants in the study.

“Protocol Review Committee” (or “PRC”) means the CTEP/DCTD committee that reviews and approves studies involving NCI investigational agents and/or activities supported by NCI.

“Raw Data” means the primary quantitative and empirical data first collected from experiments and clinical trials conducted within the scope of this CRADA. Raw Data includes case report forms.

“Research Plan” means the statement in Appendix A of the respective research and development commitments of the Parties. The Research Plan should describe the provisions for sponsoring the IND, clinical and safety monitoring, and data management.

“Secondary Data” means data that is generated through research utilizing non-publicly available CRADA Data, de-identified Raw Data and/or human biological specimens from Protocols conducted under the CRADA Research Plan.

“Sponsor” means, in accordance with the definition in 21 C.F.R. § 312.3, an organization or individual who assumes legal responsibility for supervising or overseeing clinical trials with Test Articles, and is sometimes referred to as the IND holder.

“Steering Committee” means the research and development team whose composition and responsibilities with regard to the research performed under this CRADA are described in Appendix A.

“Summary Data” means any extract or summary of the Raw Data generated either by, or on behalf of, IC or by, or on behalf of, Collaborator. Summary Data may include extracts or summaries that incorporate IPI.

“Test Article” means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan, that is used within the scope of the Research Plan. The Test Article may also be referred to as Investigational Agent, Study Material, or Study Product. For this Agreement, Test Article, Investigational Agent, Study Material or Study Product means XL184 (cabozantinib) provided by or on behalf of Collaborator.

Article 3.     Cooperative Research and Development

3.1
Performance of Research and Development. The research and development activities to be carried out under this CRADA will be performed solely by the Parties identified on the Cover Page, as well as by NCI Investigators as described in the Research Plan. However, NCI Extramural Investigators are not Parties to the CRADA, and this CRADA does not grant to Collaborator any rights to Inventions made by NCI Extramural Investigators. The NIH CRADA Extramural Investigator/Officers and CRADA Collaborator PIs will be responsible for coordinating the scientific and technical conduct of this project on behalf of their employers. Any Collaborator employees who will work at IC facilities will be required to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

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3.2
Research Plan. The Parties recognize that the Research Plan describes the collaborative research and development activities they will undertake and that interim research goals set forth in the Research Plan are good faith guidelines. Should events occur that require modification of these goals, then by mutual agreement the Parties can modify them through an amendment, according to Paragraph 13.6.

3.3
Use and Disposition of Collaborator Materials and IC Materials. The Parties agree to use Collaborator Materials and IC Materials only in accordance with the Research Plan and Protocol(s), not to transfer these materials to third parties except in accordance with the Research Plan and Protocol(s) or as approved by the owning or providing Party, and, upon expiration or termination of the CRADA, to dispose of these materials as directed by the owning or providing Party.

3.4
Third-Party Rights in Collaborator’s CRADA Subject Inventions. If Collaborator has received (or will receive) support of any kind from a third party in exchange for rights in any of Collaborator’s CRADA Subject Inventions, Collaborator agrees to ensure that its obligations to the third party are both consistent with Articles 6 through 8 and subordinate to Article 7 of this CRADA.

3.5
Disclosures to IC. Prior to execution of this CRADA, Collaborator agrees to disclose to IC all instances in which outstanding royalties are due under a PHS license agreement and in which Collaborator had a PHS license terminated in accordance with 37 C.F.R. § 404.10. These disclosures will be treated as Collaborator Confidential Information upon request by Collaborator in accordance with the definition in Article 2 and Paragraphs 8.3 and 8.4.

3.6
Clinical Investigator Responsibilities. The Clinical Investigator will be required to submit, or to arrange for submission of, each Protocol associated with this CRADA to all appropriate IRBs, and for ensuring that the IRBs are notified of the role of Collaborator in the research. In addition to the Protocol, all associated documents, including informational documents and advertisements, must be reviewed and approved by the appropriate IRB(s) before starting the research at each Clinical Research Site. The research will be done in strict accordance with the Protocol(s) and no substantive changes in a finalized Protocol will be made unless mutually agreed upon, in writing, by the Parties. Research will not commence (or will continue unchanged, if already in progress) until each substantive change to a Protocol, including those required by either the FDA or the IRB, has been integrated in a way acceptable to the Parties, submitted to the FDA (if applicable) and approved by the appropriate IRBs.

3.7    Investigational New Drug Applications.

3.7.1    DCTD, NCI, as indicated in the Research Plan, will prepare and submit all IND(s), and all Clinical Investigators participating in DCTD-sponsored clinical trials must have completed registration documents on file (1572 forms) with CTEP.

3.7.2    To support the DCTD IND(s), Collaborator agrees to provide to DCTD background data and information necessary to support the IND(s). Collaborator further agrees to provide a letter of cross-reference to all pertinent regulatory filings, including an IND sponsored by Collaborator, as necessary to support the DCTD IND(s). Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information and data contained in the Collaborator’s IND, or other information and data provided to DCTD by the Collaborator pursuant to this Article 3. If DCTD has provided information or data to assist Collaborator in any of Collaborator’s IND filings, DCTD will provide a letter of cross-reference to its IND(s) and respond to inquiries related to information provided by DCTD, as applicable.

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3.7.3    If Collaborator supplies Collaborator Confidential Information to DCTD in support of an IND filed by DCTD, this information will be protected in accordance with the corresponding confidentiality provisions of Article 8.

3.7.4
During the term of this CRADA, Collaborator may sponsor its own clinical trials and hold its own IND for studies performed outside the scope of this CRADA. These studies, however, should not adversely affect the ability to accomplish the goal of the Research Plan, for example, by competing for the same study population. All data from those clinical trials are proprietary to Collaborator for purposes of this CRADA. Collaborator will permit DCTD to review and use the summary and safety data from any such trials in its possession solely as necessary for regulatory purposes for DCTD-sponsored clinical trials which are conducted under this CRADA. For clarity, Collaborator is not required to generate any data summaries to provide to DCTD, and is only obligated to provide those summaries that have already been created by or on behalf of Collaborator.

3.7.5 In the event that Canadian Clinical Research Sites are participating in DCTD-sponsored clinical trials, Collaborator will need to assist in the submission of the regulatory documents to the Canadian Health Products and Food Branch to allow for such participation. This may include providing a letter of cross-reference to an existing Clinical Trials Application, including supporting documentation on the production of the Investigational Agent. The forms and procedures for preparing Canadian Clinical Trials Application are available at http://www.hc-sc.gc.ca/dhp-mps/prodpharma/applic-demande/form/index-eng.php. Notwithstanding the foregoing, no Canadian Clinical Research Sites may participate in any DCTD-sponsored clinical trials without the mutual agreement of the Parties.

3.7.6
In the event that other international Clinical Research Sites are participating in DCTD-sponsored Protocols, Collaborator will assist such international Clinical Research Sites in the submission of necessary regulatory documents to allow for such participation. The international participant will work directly with the Collaborator to obtain the necessary regulatory documents other than the IB (as defined in Paragraph 3.8.7) or Certificate of Analysis of the Investigational Agent, which may be provided by DCTD with Collaborator’s approval. Notwithstanding the foregoing, no international Clinical Research Sites may participate in any DCTD-sponsored clinical trials without the Collaborator’s consent, which consent may be withheld at Collaborator’s discretion.

3.8    Investigational Agent Information and Supply.

3.8.1
Collaborator agrees to provide DCTD without charge and on a schedule that will ensure adequate and timely performance of the research, a sufficient quantity of formulated and acceptably labeled, clinical-grade Investigational Agent (and, if required by the Protocol(s), Placebo) to complete clinical trial(s) under Protocol(s) mutually agreed to and approved under this CRADA. Investigational Agent should be suitable for shipment to all countries and sites participating in DCTD-sponsored clinical trials approved under this CRADA. DCTD does not maintain country-specific Investigational Agent supplies. Collaborator will provide a Certificate of Analysis to DCTD for each lot of the Investigational Agent provided. It is understood that DCTD shall take responsibility for and reasonable steps to maintain appropriate records and assure appropriate supply, handling, storage, distribution and usage of these materials in accordance with the terms of this Agreement, the Protocol(s), the Material Safety Data Sheet provided by Collaborator, and any applicable laws and regulations relating thereto.

3.8.2
DCTD will provide updated forecasts of amounts of Investigational Agent anticipated for ongoing and anticipated clinical studies under mutually agreed upon Protocol(s) and, in any event, will notify Collaborator of the quantity of Investigational Agent required to maintain adequate supply for each

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clinical study to be conducted under such Protocol(s) at least [ * ] before the date on which Collaborator is required to supply such Investigational Agent for use in such studies. Collaborator further agrees to provide draft Investigational Agent labels to the NCI Pharmaceutical Management Branch (PMB) for review and agrees to reasonable labeling revisions to comply with DCTD label guidelines. NCI NSC (National Service Center) numbers will be required to be on the label of Investigational Agent for all DCTD-sponsored clinical trials.

3.8.3
Collaborator agrees to provide without charge Investigational Agent or unformulated analytical grade Investigational Agent or metabolites, if available, to DCTD to supply to NCI Investigators for the performance of mutually agreed upon Non-Clinical Studies, such as [ * ]. These studies will be approved by the PRC and conducted according to Protocols approved by both Parties.

3.8.4
Collaborator agrees to allow Investigational Agent to be distributed to NCI Investigators for mutually agreeable Non-Clinical Studies [ * ]. These may include non-clinical studies [ * ]. Each such Non-Clinical Study will be proposed by the NCI Investigator and, in order to proceed, must be approved by both NCI and Collaborator. These studies will be conducted according to Non-Clinical Study proposals approved by both Parties.

3.8.5
All NCI Extramural Investigators who will receive Investigational Agent for Non-Clinical Studies as provided in Paragraph 3.8.3 as necessary and appropriate or Paragraph 3.8.4 above must first sign Material Transfer Agreements (MTAs) substantially in the form attached hereto as Appendix C that acknowledge the proprietary nature of the Investigational Agent to Collaborator and include intellectual property and publication provisions. Collaborator acknowledges that the MTA attached hereto as Appendix C is acceptable to Collaborator. NCI will notify Collaborator if an NCI Extramural Investigator wants to make any material changes to such MTA (e.g., modifications to the confidentiality, publication, indemnification or intellectual property provisions), and Collaborator will have the right to approve or reject such changes. Investigational Agent will not be distributed to an NCI Extramural Investigator for Non-Clinical Studies unless and until such investigator signs an MTA that is acceptable to Collaborator.

3.8.6
Collaborator agrees to provide Investigational Agent to DCTD for DCTD to conduct DCTD Clinical Support Assays [ * ]; provided, however, that the total amount of Investigational Agent required to be provided by Collaborator to DCTD and used to conduct DCTD Clinical Support Assays under this Paragraph 3.8.6 will [ * ].

3.8.7
Collaborator agrees to provide to the PMB the Investigator's Brochure (IB) for Investigational Agent and all subsequent revisions/editions. In addition to being filed with the CTEP IND, the IB will be on file in the PMB and will be distributed to all NCI Investigators participating in a clinical trial using the Investigational Agent under this CRADA. Distribution will be accompanied by a statement about the confidentiality of the document and it is anticipated that distribution will be electronic. All electronic distribution will be done using Adobe Acrobat PDF. Any IB received by the PMB that is not in this format will be converted before distribution. Hard copy IBs should be sent to IB Coordinator, Pharmaceutical Management Branch, CTEP, DCTD, NCI, 6130 Executive Blvd, Room 7149, Rockville, MD 20852. Electronic versions should be emailed to the IB Coordinator at IBCoordinator@mail.nih.gov.

3.9
Investigational Agent Delivery and Usage. Collaborator will ship the Investigational Agent and, if required, Placebo for use in mutually agreed Protocol(s) under the Research Plan to NCI or its designee in containers marked in accordance with 21 C.F.R. § 312.6. NCI agrees that the Clinical Investigators will keep appropriate records and take reasonable steps to ensure that the Investigational Agent is used in accordance with the Protocol(s) and applicable FDA regulations. In addition, NCI agrees that the

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Investigational Agent (and all Collaborator Confidential Information relating to the Investigational Agent) will be used solely for the conduct of the CRADA research and development activities. Furthermore, NCI agrees that no analysis or modification of the Investigational Agent will be performed without Collaborator’s prior written consent. Upon the completion of the Research Plan or termination of this Agreement, any unused quantity of Investigational Agent will be returned to Collaborator or disposed as directed by Collaborator at Collaborator’s expense. [ * ].

3.10    Auditing and Monitoring.

3.10.1    DCTD, NCI will be primarily responsible for monitoring Clinical Research Sites and for assuring the quality of all clinical data, unless otherwise stated in the Research Plan. Auditing will comply with the DCTD guidelines as described on the CTEP website at: http://ctep.cancer.gov/branches/ctmb/clinicalTrials/monitoring.htm. NCI clinical trials must be conducted in accordance with Good Clinical Practices promulgated by the FDA (“FDA GCP”).

3.10.2    Subject to the restrictions in Paragraph 8.10 concerning IPI, and with reasonable advance notice and at reasonable times, IC will seek permission for Collaborator or its designee(s) to access Clinical Research Sites to audit the conduct of the research at times convenient to Clinical Research Sites, and to obtain updates on ongoing clinical trials. Collaborator may also make arrangements with IC to audit Raw Data and source documents, at the completion of a Protocol and at Collaborator’s expense, to the extent necessary to verify compliance with FDA GCP and the Protocol(s).

3.11
FDA Meetings/Communications. All formal meetings with the FDA concerning any clinical trial within the scope of the Research Plan will be discussed by Collaborator and IC in advance. The Parties acknowledge that day-to-day DCTD communications with the FDA regarding clinical Protocols under the CRADA may not be considered as formal meetings with the FDA. However, DCTD will inform and discuss with Collaborator the outcome of informal communications. Each Party reserves the right to take part in setting the agenda for, to attend, and to participate in these meetings. The Sponsor of a clinical trial conducted under this CRADA will provide the other Party with copies of FDA meeting minutes, all transmittal letters for IND submissions, IND safety reports, formal questions and responses that have been submitted to the FDA, Annual Reports, and official FDA correspondence, pertaining either to the INDs for such clinical trial conducted under this CRADA or to the Clinical Investigators on Protocols performed in accordance with the Research Plan, except to the extent that those documents contain the proprietary information of a third party or dissemination is prohibited by law.

3.12
Steering Committee and CRADA Research. The Parties agree to establish a Steering Committee comprising at least the NIH CRADA Extramural Investigator/Officers and CRADA Collaborator PIs to conduct and monitor the proposed and ongoing clinical studies and non-clinical research of the Investigational Agent in accordance with the CRADA Research Plan. Members of the Steering Committee shall continue to remain employed by their respective employers under their respective terms of employment and, if a member ceases to be employed by a Party, such member shall be replaced with a new member that is an employee of such Party.

In addition to the Steering Committee, a Project Team comprising NCI and Collaborator scientific members for the purpose of discussing the DCTD Clinical Support Assays will be assembled. This Project Team will be a collaborative body responsible for reviewing and approving projects described under “Respective Contributions of the Parties” of Appendix A of this CRADA, which outlines the DCTD Clinical Support Assays. Manuscripts and presentations related to these studies will be handled in accordance with Paragraph 8.7 of this CRADA.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Additional CRADA information, including [ * ] shall remain on file with NCI.

Article 4.     Reports

4.1
Interim Research and Development Reports. The NIH CRADA Extramural Investigator/Officers and CRADA Collaborator PIs should exchange information regularly (e.g., at least [ * ], or as appropriate for the stage of the research being conducted under the CRADA), in writing. This exchange may be accomplished through meeting minutes, detailed correspondence, circulation of draft manuscripts, Steering Committee reports, copies of Annual Reports and any other reports updating the progress of the CRADA research. However, the Parties must exchange updated Investigator’s Brochure, safety, formulation and preclinical data, and toxicology findings related to the Investigational Agent as they become available.

4.2
Final Research and Development Reports. IC will provide to Collaborator final reports of the results of all studies conducted under the Research Plan as they become available and, for those final reports that have not been provided by IC during the term of the CRADA, within six (6) months after the expiration or termination of this CRADA. These reports will set forth the technical progress made; any publications arising from the research; and the existence of invention disclosures of potential CRADA Subject Inventions and/or any corresponding Patent Applications. [ * ].

4.3
Fiscal Reports. If Collaborator has agreed to provide funding to IC under this CRADA and upon the request of Collaborator, then concurrent with the provision of final research and development reports according to Paragraph 4.2, IC will submit to Collaborator a statement of all costs incurred by IC for the CRADA. If the CRADA has been terminated, IC will specify any costs incurred before the date of termination for which IC has not received funds from Collaborator in accordance with Paragraph 5.3, as well as for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned Collaborator property, for which Collaborator will be responsible.

4.4
Safety Reports. DCTD shall report all serious and unexpected possible, probable and definite Adverse Events to the FDA in accordance with the reporting obligations of 21 CFR 312.32 and will, within 24 hours of notification to the FDA, forward a copy of all such reports to Collaborator. All other Adverse Event reports received by DCTD shall be reported to the FDA consistent with 21 CFR 312.32 and 312.33. DCTD will forward a copy of such reports to Collaborator (drugsafety@exelixis.com) within 24 hours of providing such reports to the FDA. In the event that Collaborator informs the FDA or any other regulatory authority of any serious and unexpected Adverse Events, Collaborator must notify the NCI within 24 hours of informing the FDA or any other regulatory authority of such Adverse Events by sending the reports to CTEPSupportAE@tech-res.com. NCI will then notify the Clinical Investigator(s) conducting studies under DCTD-sponsored Protocols, if appropriate.

4.5
Annual Reports. DCTD will provide to Collaborator a copy of the Annual Report concurrently with the submission of the Annual Report to the FDA. Such Annual Reports will be CRADA Data, and will be kept confidential by the Parties in accordance with Article 8. Collaborator will provide DCTD with a copy of its Annual Report to the FDA if Collaborator is sponsoring studies of Investigational Agent under its own IND outside the scope of the Research Plan, which Annual Report will be Collaborator Confidential Information.

Article 5.     Staffing, Financial, and Materials Obligations

5.1
IC and Collaborator Contributions. The contributions of any staff, funds, materials, and equipment by the Parties are set forth in Appendix B. The Federal Technology Transfer Act of 1986, 15 U.S.C. § 3710a(d)(1) prohibits IC from providing funds to Collaborator for any research and development activities under this CRADA.

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5.2
IC Staffing. No IC employees will devote 100% of their effort or time to the research and development activities under this CRADA. IC will not use funds provided by Collaborator under this CRADA for IC personnel to pay the salary of any permanent IC employee. Although personnel hired by IC using CRADA funds will focus principally on CRADA research and development activities, Collaborator acknowledges that these personnel may nonetheless make contributions to other research and development activities, and the activities will be outside the scope of this CRADA. IC personnel will not use the Investigational Agent to perform any research and development activities outside the scope of this CRADA.

5.3
Collaborator Funding. Collaborator acknowledges that Government funds received by Collaborator from an agency of the Department of Health and Human Services may not be used to fund IC under this CRADA. If Collaborator has agreed to provide funds to IC then the payment schedule appears in Appendix B and Collaborator will make payments according to that schedule. If Collaborator fails to make any scheduled payment, IC will not be obligated to perform any of the research and development activities specified herein or to take any other action required by this CRADA until the funds are received. IC will use these funds exclusively for the purposes of this CRADA. IC will maintain separate and distinct current accounts, records, and other evidence supporting its financial obligations under this CRADA and, upon written request, will provide to the Collaborator a Fiscal Report according to Paragraph 4.3, which delineates all payments made and all obligated expenses, along with the Final Research Report described in Paragraph 4.2.

5.4
Capital Equipment. Collaborator’s commitment, if any, to provide IC with capital equipment to enable the research and development activities under the Research Plan appears in Appendix B. If Collaborator transfers to IC the capital equipment or provides funds for IC to purchase it, then IC will own the equipment. If Collaborator loans capital equipment to IC for use during the CRADA, Collaborator will be responsible for paying all costs and fees associated with the transport, installation, maintenance, repair, removal, or disposal of the equipment, and IC will not be liable for any damage to the equipment.

Article 6.     Intellectual Property

6.1
Ownership of CRADA Subject Inventions, CRADA Data, and CRADA Materials. Subject to the Collaborator option described in Paragraph 7.2, the Government license described in Paragraph 7.5, the sharing requirements and the regulatory filing requirements of Paragraphs 8.1 and 8.2, the producing Party will retain sole ownership of and title to all CRADA Subject Inventions, all copies of CRADA Data, Raw Data and all CRADA Materials, in each case produced solely by its employee(s) or, in the case of Collaborator, produced solely by Collaborator’s employees, contractors or agents. The Parties will own jointly (with each owning an undivided interest) all CRADA Subject Inventions invented jointly by IC employees together with employees, contractors or agents of Collaborator (“Joint CRADA Subject Inventions”) and all CRADA Materials developed jointly by one or more IC employees and one or more of Collaborator’s employees, contractors or agents. The rights of any NCI Extramural Investigator in data it generates will not be affected by this CRADA. The Parties acknowledge that the individuals performing DCTD Clinical Support Assays will be NCI Intramural Investigators or will be IC contractors who are obligated to assign any and all CRADA Subject Inventions and related intellectual property to NIH, in which case such CRADA Subject Inventions and related intellectual property are subject to the Collaborator option described in Paragraph 7.2.

6.2
Reporting. The Parties will promptly report to each other in writing each CRADA Subject Invention reported by their respective personnel, and any Patent Applications filed thereon, resulting from the research and development activities conducted under this CRADA. Each Party will report all CRADA Subject Inventions to the other Party in sufficient detail to determine inventorship, which will be determined in accordance with U.S. patent law. These reports will be treated as Confidential Information in

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accordance with Article 8. Formal reports will be made by and to the Patenting and Licensing Offices identified on the Contacts Information Page herein.

6.3
Filing of Patent Applications. Each Party will make timely decisions regarding the filing of Patent Applications on the CRADA Subject Inventions made solely by its employee(s), and will notify the other Party in advance of filing. Collaborator will have the first opportunity to file a Patent Application on Joint CRADA Subject Inventions and will notify PHS of its decision whether to file within [ * ] of the applicable Invention being reported or at least thirty (30) days before any patent filing deadline, whichever occurs sooner. If Collaborator fails to notify PHS of its decision within that time period or notifies PHS of its decision not to file a Patent Application, then PHS has the right to file a Patent Application on the Joint CRADA Subject Invention. Neither Party will be obligated to file a Patent Application. However, if PHS elects not to file a Patent Application on a CRADA Subject Invention made solely by IC employees, PHS may agree to permit Collaborator, at Collaborator’s election and expense, to undertake the preparation, filing, prosecution, and maintenance of such Patent Application and PHS will execute all documents and take such other acts reasonably necessary to enable Collaborator to assume responsibility for filing, prosecuting, and maintaining such Patent Application and any resulting Patents. Such permissions will be at the discretion of the NIH OTT and will not be unreasonably withheld. In the event that PHS elects to file a Patent Application on a CRADA Subject Invention made solely by IC employees, PHS agrees to use reasonable efforts to discuss a patent filing strategy with Collaborator reasonably in advance of filing such Patent Application. Collaborator will place the following statement in any Patent Application it files on a CRADA Subject Invention: “This invention was created in the performance of a Cooperative Research and Development Agreement with the National Institutes of Health, an Agency of the Department of Health and Human Services. The Government of the United States has certain rights in this invention.” If either Party files a Patent Application on a Joint CRADA Subject Invention, then the filing Party will include a statement within the Patent Application that clearly identifies the Parties and states that the Joint CRADA Subject Invention was made under this CRADA.

6.4
Patent Expenses. Unless agreed otherwise, the Party filing a Patent Application will pay all preparation and filing expenses, prosecution fees, issuance fees, post issuance fees, patent maintenance fees, annuities, interference expenses, and attorneys’ fees for that Patent Application and any resulting Patent(s). However, a Party will have the right to elect to cease prosecuting a Patent Application or maintaining any resulting Patent(s) directed to a Joint CRADA Subject Invention, provided that such Party provides at least[ * ] notice to the other Party of such election and, if requested by the other Party, executes all documents and takes such other acts reasonably necessary (e.g., assign its interest) to enable the other Party to assume, at the other Party’s expense, the responsibility for filing, prosecuting, and maintaining the Patent Application and any resulting Patent(s). If a license to any CRADA Subject Invention is granted to Collaborator pursuant to Paragraph 7.2(a)(i), 7.2(a)(ii) or Paragraph 7.2(c), then Collaborator will be responsible for all out-of-pocket expenses and fees, past and future, in connection with the preparation, filing, prosecution, and maintenance of any Patent Applications and Patents claiming exclusively licensed CRADA Subject Inventions and will be responsible for a pro-rated share, divided equally among all licensees, of those out-of-pocket expenses and fees for non-exclusively licensed CRADA Subject Inventions. Collaborator may waive its non-exclusive or exclusive option rights or disclaim its exclusive or non-exclusive license for Patent Application(s) or Patent(s) at any time with respect to one or more countries, and incur no subsequent financial obligation for those Patent Application(s) or Patent(s).

6.5
Prosecution of Patent Applications. Except with respect to CRADA Subject Inventions conceived and reduced to practice solely by Collaborator’s employees, contractors or agents, the Party filing a Patent Application for a CRADA Subject Invention will provide the non-filing Party with a copy of any official communication relating to prosecution of the Patent Application within [ * ] of transmission of the communication. Each Party will also provide the other Party, at the other Party’s request, with copies of material documents retained in the applicable Patent Application or Patent file for such Invention. The

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Parties agree to consult with each other regarding the prosecution of Patent Applications directed to CRADA Subject Inventions made solely by IC employees and CRADA Subject Inventions made jointly by IC employees together with employees, contractors or agents of the Collaborator. If Collaborator elects to file and prosecute Patent Applications on Joint CRADA Subject Inventions, then Collaborator agrees to use the U.S.P.T.O. Customer Number Practice and/or grant PHS a power(s) of attorney (or equivalent) necessary to assure PHS access to its intellectual property rights in these Patent Applications. PHS and Collaborator will cooperate with each other to obtain necessary signatures on Patent Applications, assignments, or other documents.

Article 7.     Licensing

7.1
Background Inventions. Other than as specifically stated in this Article 7, nothing in this CRADA will be construed to grant any rights in one Party’s Background Invention(s) to the other Party, except to the extent necessary for the Parties to conduct the research and development activities described in the Research Plan during the term of the CRADA.

7.2
Collaborator’s License Option to CRADA Subject Inventions. With respect to Government rights to any CRADA Subject Invention made solely by an IC employee(s) or a Joint CRADA Subject Invention for which a Patent Application has been filed, PHS hereby offers to the Collaborator the following options and grants:

7.2(a). For CRADA Subject Inventions that would be described in Patent Applications that claim the use and/or the composition of the Investigational Agent(s): PHS hereby grants to Collaborator: (i) an option to elect a royalty-free (except for patent prosecution and maintenance fees for Patent Applications and Patents claiming such Inventions, which will be pro-rated and divided equally among all licensees), world-wide, non-exclusive license for commercial purposes with the right to sublicense to Affiliates or collaborators working on behalf of Collaborator for Collaborator’s development purposes; (ii) a time limited option to negotiate an exclusive, or co-exclusive, if applicable, world-wide, royalty bearing license for commercial purposes, including the right to grant sublicenses, on terms to be negotiated in good faith by the Collaborator(s) and PHS; and (iii) at Collaborator’s request, a paid-up, nonexclusive, royalty-free, world-wide license for research purposes only. NIH retains the right to make and use any Inventions covered by this Paragraph 7.2(a) for all non-profit research, including for educational purposes and to permit other educational and non-profit institutions to do so.

7.2(b). For CRADA Subject Inventions pursuant to research under this CRADA not covered under Paragraph 7.2(a), including those that use non-publicly available CRADA Data or specimens from patients treated with Investigational Agent under the CRADA, (including specimens obtained from NCI CTEP-funded tissue banks) PHS hereby grants to Collaborator: (i) a paid-up nonexclusive, nontransferable, royalty-free, world-wide license for research purposes only; and (ii) a nonexclusive, royalty-free, world-wide license to (a) disclose such Inventions to a regulatory authority when seeking marketing authorization of the Investigational Agent, and (b) disclose such Inventions on a product insert or other promotional material regarding the Investigational Agent after having obtained marketing authorization from a regulatory authority. Notwithstanding the above, PHS is under no obligation to file a Patent Application or maintain patent prosecution for any such Inventions.

7.2(c). In addition, for Inventions made by NIH’s Intramural Investigator(s) or any other employees or agents of IC, which are or may be patentable or otherwise protectable, as a result of research utilizing the Investigational Agent(s), unreleased or non-publicly available CRADA Data or Investigational Agent-treated specimens outside the scope of approval granted by the NCI CTEP (Unauthorized Inventions): PHS agrees, at Collaborator's request, to grant to Collaborator a royalty-free (except for all out of pocket Patent prosecution and maintenance costs for Patent Applications and Patents claiming such inventions, which

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will be pro-rated and divided equally among all licensees) exclusive or co-exclusive commercial license to Unauthorized Inventions. NIH will retain a non-exclusive, sublicensable royalty free license to practice such Inventions for Government purposes.

7.2(d). In addition to the license options to CRADA Subject Invention(s) contained in Paragraphs 7.2(b) and 7.2(c) above, PHS hereby grants to Collaborator an exclusive option to CRADA Subject Inventions to elect an exclusive or nonexclusive commercialization license to such Inventions. The field of use of this license option will not exceed the scope of the Research Plan.

7.3
Exercise of Collaborator’s License Option. To exercise the option(s) or grant(s) set forth in Paragraph 7.2, Collaborator must submit a written notice to the PHS Patenting and Licensing Contact identified on the Contacts Information Page (and provide a copy to the IC Contact for CRADA Notices) within three (3) months after either (i) Collaborator receives written notice from PHS that a Patent Application has been filed or (ii) the date on which Collaborator files a Patent Application. The written notice exercising the option(s) will include a completed “Application for License to Public Health Service Inventions” and will initiate a negotiation period that expires [ * ] after the date of exercise of the option. If PHS has not responded in writing to the last proposal by Collaborator within this [ * ] period, the negotiation period will be extended to expire one (1) month after PHS so responds, during which month Collaborator may accept in writing the final license proposal of PHS. If PHS and Collaborator fail to reach agreement within [ * ], (or such additional period as described above) on the terms for an exclusive license for a particular Paragraph 7.2(a) Invention, then for a period of [ * ] thereafter PHS agrees not to offer to license the Paragraph 7.2(a) Invention to any third party on materially better terms than those last offered to Collaborator without first offering such terms to Collaborator, in which case Collaborator will have a period of [ * ] in which to accept or reject the offer. In the absence of Collaborator’s exercise of the option with respect to a CRADA Subject Invention, or upon election of a nonexclusive license to such Invention, PHS will be free to license the CRADA Subject Invention to others. These time periods may be extended at the sole discretion of PHS upon good cause shown in writing by Collaborator, provided that [ * ].

7.4
Government License in IC Sole CRADA Subject Inventions and Joint CRADA Subject Inventions. Pursuant to 15 U.S.C. § 3710a(b)(1)(A), for CRADA Subject Inventions owned solely by IC or Joint CRADA Subject Inventions and licensed pursuant to an option in Paragraph 7.2, Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the CRADA Subject Invention or have the CRADA Subject Invention practiced throughout the world by or on behalf of the Government for research or other Government purposes. In the exercise of this license, the Government will not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. § 552(b)(4) or which would be considered privileged or confidential if it had been obtained from a non-federal party.

7.5
Government License in Collaborator Sole CRADA Subject Inventions. Pursuant to 15 U.S.C. § 3710a(b)(2), for CRADA Subject Inventions made solely by an employee of Collaborator, Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the CRADA Subject Invention or have the CRADA Subject Invention practiced throughout the world by or on behalf of the Government for research or other Government purposes. In the exercise of this license, the Government will not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. § 552(b)(4) or which would be considered privileged or confidential if it had been obtained from a non-federal party.

7.6
Third Party License. Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants Collaborator an exclusive, or co-exclusive, license to a CRADA Subject Invention made solely by an IC employee or a Joint CRADA Subject Invention, the Government will retain the right to require Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the CRADA Subject Invention

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in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or, if Collaborator fails to grant a license, to grant a license itself. The exercise of these rights by the Government will only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Collaborator; or (iii) Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B). The determination made by the Government under this Paragraph is subject to administrative appeal and judicial review under 35 U.S.C. § 203(2).

7.7
Third-Party Rights In IC Sole CRADA Subject Inventions. For a CRADA Subject Invention conceived prior to the Effective Date solely by an IC employee that is first actually reduced to practice after the Effective Date in the performance of the Research Plan, the option offered to Collaborator in Paragraph 7.2 may be restricted if, prior to the Effective Date, PHS filed a Patent Application and has either offered or granted a license in the CRADA Subject Invention to a third party. Collaborator nonetheless retains the right to apply for a license to any such CRADA Subject Invention in accordance with the terms and procedures of 35 U.S.C. § 209 and 37 C.F.R. Part 404.

7.8
Joint CRADA Subject Inventions Not Exclusively Licensed by Collaborator. If Collaborator does not acquire an exclusive commercialization license to a Joint CRADA Subject Invention in all fields of use then, for those fields of use not exclusively licensed to Collaborator, each Party will have the right to use the Joint CRADA Subject Invention and to license its use to others, and each Party will cooperate with the other, as necessary, to fulfill international licensing requirements. The Parties may agree to a joint licensing approach for any remaining fields of use.

Article 8.    Rights of Access and Publication

8.1
Right of Access to CRADA Data and CRADA Materials. IC and Collaborator agree to exchange all CRADA Data and to share all CRADA Materials. Both Parties agree that they will not disclose CRADA Data to third parties until it is published in accordance with Paragraph 8.7, except as necessary to perform its obligations under this CRADA or as expressly permitted in Paragraph 8.2. In addition, IC represents that NCI Extramural Investigators are subject to obligations to keep CRADA Data confidential until it is published in accordance with Paragraph 8.7. If the CRADA is terminated, each Party agrees to provide CRADA Materials in quantities needed to complete all active Protocols or Protocols that have commenced or been approved by the PRC and Collaborator in accordance with the procedures set forth in the Research Plan prior to such termination. Such provision will occur before the termination date of the CRADA or sooner, if required by the Research Plan. However, if a Party terminates the CRADA in accordance with Paragraph 10.3 because of the other Party’s material breach, the terminating Party will have no obligation to provide CRADA Materials for the completion of the Research Plan. If Collaborator possesses any human biological specimens from clinical trials under the CRADA, the specimens must be handled as described in the Protocol or as otherwise directed by IC before the termination date of the CRADA.

8.2
Use of CRADA Data and CRADA Materials. The Parties will be free to utilize CRADA Data and CRADA Materials internally for their own purposes, consistent with their obligations under this CRADA. IC may share CRADA Data or CRADA Materials with any NCI Extramural Investigators it has engaged to conduct the CRADA research and development activities, provided the obligations of this Paragraph 8.2 are simultaneously conveyed and such NCI Extramural Investigators agree to comply with such obligations. Collaborator may share CRADA Data or CRADA Materials with any contractors, Affiliates, collaboration/development partners or agents it has engaged to conduct the CRADA research and development activities, as well as with Collaborator’s licensees and contractors, provided the obligations of this Paragraph 8.2 are simultaneously conveyed and such third parties agree to comply with such obligations. In addition,

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Collaborator may share CRADA Data or CRADA Materials with governmental regulatory authorities (including the FDA) for the purpose of developing, seeking regulatory approval for and commercializing the Investigational Agent or pharmaceutical products containing the Investigational Agent, including in connection with regulatory filings. Collaborator shall not transfer CRADA Data to any third party other than those set forth in this Paragraph without the written permission of the NCI. Following NCI’s permission, Collaborator and such third party shall enter into a Confidential Disclosure Agreement with confidentiality terms at least as stringent as those set forth herein, and Collaborator can then transfer the data to such third party.

8.2.1    CRADA Data, Raw Data and Secondary Data.
Collaborator and IC will use reasonable efforts to keep CRADA Data and Secondary Data confidential until published as permitted under this CRADA or until corresponding Patent Applications are filed. To the extent permitted by law, each Party will have the right to use any and all CRADA Data in and for any regulatory filing by or on behalf of the Party. NCI will make CRADA Data, Raw Data and Secondary Data in NCI’s possession and control available to Collaborator for its own use and for Collaborator’s use for seeking regulatory approval to market and for commercialization of Investigational Agent and pharmaceutical products containing Investigational Agent.

8.2.2    CRADA Materials.
Collaborator and IC will use reasonable efforts to keep descriptions of CRADA Materials confidential until published as permitted under this CRADA or until corresponding Patent Applications are filed and published. Collaborator acknowledges that the basic research mission of PHS includes sharing with third parties for further research those research resources made in whole or in part with NIH funding. Consistent with this mission and the tenets articulated in “Sharing of Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” December 1999, available at http://ott.od.nih.gov/NewPages/RTguide_final.html, following publication either Party may make available to third parties for further research those CRADA Materials made jointly by both PHS and Collaborator. Notwithstanding the above, if those joint CRADA Materials are the subject of a pending Patent Application or a Patent, or were created using a patent-pending or patented material or technology, the Parties may agree to restrict distribution or freely distribute them. Each Party may distribute those CRADA Materials made solely by the other Party only upon written consent from that other Party or that other Party’s designee.

8.3
Confidential Information. Each Party agrees to limit its disclosure of Confidential Information to the amount necessary to carry out the Research Plan, and will place a confidentiality notice on all this information. A Party orally disclosing Confidential Information to the other Party will identify the disclosure as confidential at the time of oral disclosure and summarize the disclosure in writing and provide it to the other Party. Each Party receiving Confidential Information agrees to use it only for the purposes described in the Research Plan or as otherwise permitted in this Agreement. Either Party may object to the designation of information as Confidential Information by the other Party. Notwithstanding anything to the contrary in this CRADA, the restrictions on use and disclosure of Confidential Information under this CRADA shall not apply to Collaborator’s use and disclosure of Collaborator Confidential Information or to IC’s use and disclosure of IC Confidential Information.

8.4
Protection of Confidential Information. Confidential Information will not be disclosed, copied, reproduced or otherwise made available by a Party to any other person or entity without the other Party’s consent or as permitted under this CRADA except as required by a court or administrative body of competent jurisdiction, by federal or other applicable law or regulation, or as necessary for Patent filings and/or prosecution in accordance with Article 6. A Party shall be permitted to disclose Confidential

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Information consisting of information necessary for the safe handling, potential hazards or cautionary warnings of Investigational Agent, and/or use of the Investigational Agent or materials related to the Investigational Agent to those individuals who have a need to know such information in connection with the performance of the Research Plan. Each Party agrees to use reasonable efforts to maintain the confidentiality of Confidential Information, which will in no instance be less effort than the Party uses to protect its own Confidential Information. Each Party agrees that a Party will not be liable for the disclosure of that portion of the Confidential Information which, after notice to and consultation with the other Party, such Party determines may not be lawfully withheld, provided the other Party has been given a reasonable opportunity to seek a court order to enjoin disclosure. Each Party will use reasonable efforts to limit the disclosure and maintain confidentiality of Confidential Information disclosed as permitted in this Paragraph 8.4 to the extent possible. Disclosure of Confidential Information in accordance with this Paragraph 8.4 will not otherwise affect the confidential nature of the information.

8.5
Human Subject Protection. The research to be conducted under this CRADA involves Human Subjects or human tissues within the meaning of 45 C.F.R. Part 46, and all research to be performed under this CRADA will conform to applicable federal laws and regulations. Additional information is available from the HHS Office for Human Research Protections (http://www.hhs.gov/ohrp/).

8.6
Duration of Confidentiality Obligation. Collaborator Confidential Information that is a trade secret, or commercial or financial information under the meaning of 5 U.S.C. Section 552(b)(4), shall not be disclosed by IC. The obligation to maintain the confidentiality of all Confidential Information will expire at the earlier of the date when the information is no longer Confidential Information as defined in Article 2 or [ * ] years after the expiration or termination date of this CRADA, except for IPI, for which the obligation to maintain confidentiality will extend indefinitely. Collaborator may request an extension to this term when necessary to protect Confidential Information relating to products not yet commercialized.

8.7
Publication. The Parties are encouraged to make publicly available the results of their research and development activities. [ * ]. Before Collaborator or NCI (including an NCI Investigator) submits a paper or abstract for publication about a CRADA Subject Invention, CRADA Data, or CRADA Materials, the other Party will have thirty (30) days to review proposed manuscripts and three (3) days to review proposed abstracts to assure that Confidential Information is protected. NCI will ensure that Collaborator Confidential Information identified by Collaborator is excised from a proposed publication. Either Party may request in writing that a proposed publication be delayed for up to thirty (30) additional days as necessary to file a Patent Application. If a CRADA Subject Invention disclosed in a proposed publication is solely owned by IC pursuant to Paragraph 6.1, NCI will refrain from publication of such proposed manuscript or presentation until such time as PHS has filed a Patent Application covering such invention. Manuscripts to be submitted for publication by NCI Investigators will be sent to NCI’s Regulatory Affairs Branch NCICTEPpubs@mail.nih.gov for forwarding to Collaborator for review as soon as they are received and in compliance with the timelines outlined above. Abstracts to be presented by NCI Investigators will be sent to NCI’s Regulatory Affairs Branch NCICTEPpubs@mail.nih.gov for forwarding to Collaborator as soon as they are received, preferably no less than [ * ] prior to submission, but prior to presentation or publication, to allow for preservation of U.S. or foreign patent rights. All publications made under this Paragraph 8.7 will contain an appropriate acknowledgement of each Party’s contributions under this CRADA.

8.8
Clinical Investigators’ Research and Non-Clinical Investigators’ Development Activities. In pursuing the development of Investigational Agent pursuant to this CRADA, NCI may utilize NCI Extramural Investigators for part or all of the completion of the Research Plan, which may cover Non-Clinical Studies and clinical studies, through Funding Agreements and MTAs. Participation in DCTD-sponsored clinical trials by NCI Extramural Investigators shall be determined after competitive solicitation and review of Protocol Letters of Intent (LOIs) and Protocols by CTEP, NCI and Collaborator. All Funding Agreements

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and MTAs for the conduct of extramural Non-Clinical Studies and clinical trials will include the Intellectual Property Option to Collaborator (including any updates) (web site: http://ctep.cancer.gov/industryCollaborations2/intellectual_property.htm). Although this CRADA does not grant to Collaborator any rights to Inventions made or Raw Data generated by NCI Extramural Investigators, as they are not parties to this CRADA, NCI agrees that:

8.8.1
With regard to Collaborator Confidential Information, NCI will require the NCI Investigators to agree to confidentiality provisions at least as restrictive as those provided in this CRADA, and to Collaborator’s use of CRADA Data for obtaining regulatory approval for marketing Investigational Agent or pharmaceutical products containing Investigational Agent. In addition, NCI will assure that the NCI Extramural Investigators are aware of their obligations to provide to Collaborator Raw Data or any other data in the possession of NCI Extramural Investigators working with Investigational Agent under a Funding Agreement or MTA as requested by Collaborator in accordance with Paragraph 8.8.2.

8.8.2
If Collaborator wants access to Raw Data or any other data in the possession of the NCI Investigators working with Investigational Agent under a Funding Agreement or other agreements, Collaborator must first contact the Regulatory Affairs Branch (RAB), CTEP, NCI Telephone 301-496-7912; anshers@mail.nih.gov. Subsequent to authorization by RAB, which authorization will not be unreasonably withheld, Collaborator may directly contact the NCI Investigators. Collaborator will bear any costs associated with providing the Raw Data in formats customized for Collaborator, which costs will be paid by Collaborator directly to the NCI Investigators.

8.8.3
If Collaborator abandons development or commercialization of Investigational Agent without the transfer of its development or commercialization efforts to another party within [ * ] of abandonment, NCI has the right to make CRADA Data and Raw Data available to a third party. NCI will notify Collaborator of its intention to provide such data to a third party. For purposes of this Paragraph 8.8.3, Collaborator shall not be deemed to have abandoned development or commercialization of Investigational Agent so long as either (a) Collaborator devotes at least [ * ] to the development or commercialization of Investigational Agent during [ * ], or (b) a third party is actively conducting research relating to Investigational Agent under an agreement with Collaborator.

8.8.4	IC will promptly provide to Collaborator a copy of all Invention disclosures IC receives from NCI Extramural Investigators.

8.8.5
If NCI discovers that an NCI Extramural Investigator that is conducting any portion of the Research Plan breaches any of the provisions of its Funding Agreement or MTA regarding its work with Investigational Agent, NCI will discuss with Collaborator an appropriate resolution to such breach and shall take appropriate action as necessary to rectify such breach.

8.9
Multi-Party Data Rights. For clinical Protocol(s) or Non-Clinical Study(ies) under the Research Plan where Investigational Agent is used in combination with another investigational agent supplied to NCI pursuant to a CTA or CRADA between NCI and an entity not a Party to this CRADA (such entity, hereinafter referred to as a “Third Party”) the access and use of Multi-Party Data by the Collaborator and the Third Party shall be co-exclusive as follows:

8.9.1
NCI will provide both Collaborator and the Third Party with notice regarding the existence and nature of the agreements governing their collaborations with NIH, the design of the proposed combination Protocol(s) or Non-Clinical Study(ies), and the existence of any obligations that

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might restrict NCI's participation in the proposed combination Protocols or Non-Clinical Study(ies).

8.9.2
Collaborator shall agree to permit use of the Multi-Party Data from these trials by the Third Party to the extent necessary to allow the Third Party to develop, obtain regulatory approval for, or commercialize its own investigational agent(s). However, this provision will not apply unless the Third Party also agrees to Collaborator’s reciprocal use of Multi-Party Data.

8.9.3
Collaborator and the Third Party must agree in writing prior to the commencement of the combination Protocol(s) by signing the drug approval form for clinical studies or Non-Clinical Study(ies) that each will use the Multi-Party Data solely for the development, regulatory approval, and commercialization of its own investigational agent(s).

8.10
Access, review and receipt of Identifiable Private Information. Collaborator access to and review of Identifiable Private Information shall be only for on-site quality auditing, or as necessary for purposes of satisfying FDA or other health authorities' reporting requirements, and for internal research purposes, directly related to obtaining regulatory approval of Investigational Agent. Collaborator is prohibited from access, review, receipt, or use of such information for other purposes. All IRB approved Protocols and informed consent documents related to this research project will clearly describe this practice. The Protocol and the informed consent must clearly state (i) the existence of the Collaborator; (ii) the Collaborator's access to and permitted uses of Identifiable Private Information; and (iii) the extent to which confidentiality will be maintained. For clinical Protocol(s) involving a Third Party, the other party's access, review, receipt, or use of Identifiable Private Information shall be subject to the same limitations as described in this Paragraph 8.10.

Article 9.     Representations and Warranties

9.1	Representations of IC. IC hereby represents to Collaborator that:

9.1.1	IC has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that IC’s official signing this CRADA has authority to do so.

9.1.2
To the best of its knowledge and belief, neither IC nor any of its personnel involved in this CRADA is presently subject to debarment or suspension by any agency of the Government. Should IC or any of its personnel involved in this CRADA be debarred or suspended during the term of this CRADA, IC will notify Collaborator within thirty (30) days of receipt of final notice. IC requires all NCI Extramural Investigators performing any part of the Research Plan to assure that they and their respective personnel involved in the performance of the Research Plan are not subject to debarment or suspension by any agency of the Government, and to notify IC if they or any of their personnel involved in the performance of the Research Plan are debarred or suspended during the term of the CRADA. IC will notify Collaborator promptly if it receives notice that any NCI Extramural Investigators performing any part of the Research Plan are debarred or suspended.

9.2	Representations and Warranties of Collaborator. Collaborator hereby represents and warrants to IC that:

9.2.1	Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that Collaborator’s official signing this CRADA has authority to do so.

9.2.2	Neither Collaborator nor any of its personnel involved in this CRADA, including Affiliates, agents, and contractors, are presently subject to debarment or suspension by any agency of the

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Government. Should Collaborator or any of its personnel involved in this CRADA be debarred or suspended during the term of this CRADA, Collaborator will notify IC within thirty (30) days of receipt of final notice.

9.2.3	Subject to Paragraph 12.3, and if and to the extent Collaborator has agreed to provide funding under Appendix B, Collaborator is financially able to satisfy these obligations in a timely manner.

9.2.4
The Investigational Agent provided for use in clinical studies under the Research Plan has been produced in accordance with the FDA’s current Good Manufacturing Practices set out in 21 C.F.R. §§ 210-211, and ICH Q7, and meets the specifications cited in the Certificate of Analysis and Investigator’s Brochure provided.

Article 10.     Expiration and Termination

10.1
Expiration. Unless terminated earlier as permitted in this CRADA, this CRADA will expire on the last date of the term set forth on the Summary Page. In no case will the term of this CRADA extend beyond the term indicated on the Summary Page unless it is extended in writing in accordance with Paragraph 13.6.

10.2	Termination by Mutual Consent. IC and Collaborator may terminate this CRADA at any time by mutual written consent.

10.3
Unilateral Termination. Either IC or Collaborator may unilaterally terminate this CRADA (a) at any time by providing written notice at least sixty (60) days before the desired termination date; or (b) upon written notice in the event of a material breach by the other Party that has not been cured within [ * ] after the breaching Party’s receipt of a written notice of such breach provided in accordance with Paragraph 13.8; or (c) immediately upon written notice for Human Subject safety concerns. IC may, at its option, retain funds transferred to IC before unilateral termination by Collaborator for use in completing the Research Plan. If Collaborator terminates this Agreement under subclause (a) of this Paragraph before the completion of all active Protocol(s) or Protocol(s) that have been approved by the PRC and Collaborator in accordance with the procedures set forth in the Research Plan, then Collaborator will supply enough Investigational Agent (and Placebo, if applicable) to complete these Protocol(s).

10.4
Funding for IC Personnel. If Collaborator has agreed to provide funding for IC personnel and this CRADA is unilaterally terminated by Collaborator before its expiration for any reason other than for an uncured material breach or Human Subject safety concerns, then Collaborator agrees that funds for that purpose will be available to IC for a period of six (6) months after the termination date or until the expiration date of the CRADA, whichever occurs sooner. If there are insufficient funds to cover this expense, Collaborator agrees to pay the difference.

10.5
New Commitments. Neither Party will incur new expenses related to this CRADA after expiration, or mutual termination, or a notice of a unilateral termination and will, to the extent feasible, cancel all outstanding commitments and contracts by the termination date. Collaborator acknowledges that IC will have the authority to retain and expend any funds previously paid by Collaborator for up to two and one-half (2.5) years subsequent to the expiration or termination date to cover any unpaid costs obligated during the term of the CRADA in undertaking the research and development activities set forth in the Research Plan.

Article 11.     Disputes

11.1	Settlement. Any dispute arising under this CRADA which is not disposed of by agreement of the NIH CRADA Extramural Investigator/Officers and CRADA Collaborator PIs will be submitted jointly to the

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signatories of this CRADA. If the signatories, or their designees, are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) will propose a resolution. Nothing in this Paragraph will prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2	Continuation of Work. Pending the resolution of any dispute or claim pursuant to this Article 11, the Parties agree that performance of all obligations will be pursued diligently.

Article 12.     Liability

12.1
NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR MATERIAL, WHETHER TANGIBLE OR INTANGIBLE, MADE OR DEVELOPED UNDER OR OUTSIDE THE SCOPE OF THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION, MATERIAL OR INVESTIGATIONAL AGENT, OR THAT A TECHNOLOGY OR INVESTIGATIONAL AGENT UTILIZED BY A PARTY IN THE PERFORMANCE OF THE RESEARCH PLAN DOES NOT INFRINGE ANY THIRD-PARTY PATENT RIGHTS.

12.2
Indemnification and Liability. No indemnification for any loss, claim, damage, or liability is intended or provided by any Party under this Agreement. Each Party will be liable for any loss, claim, damage or liability that said Party incurs in connection with or as a result of its activities under this CRADA, except that IC, as an agency of the Government, assumes liability only to the extent provided under the Federal Tort Claims Act , 28 U.S.C. Chapter 171.

12.3
Force Majeure. Neither Party will be liable for any unforeseeable event beyond its reasonable control and not caused by its own fault or negligence, which causes the Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. If a force majeure event occurs, the Party unable to perform will promptly notify the other Party. It will use its diligent efforts to resume performance as quickly as possible and will suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 13.     Miscellaneous

13.1
Governing Law. The construction, validity, performance and effect of this CRADA will be governed by U.S. federal law, as applied by the federal courts in the District of Columbia. If any provision in this CRADA conflicts with or is inconsistent with any U.S. federal law or regulation, then the U.S. federal law or regulation will preempt that provision.

13.2
Compliance with Law. IC and Collaborator agree that they will comply with, and advise any individuals they have engaged to conduct the CRADA research and development activities to comply with, all applicable Executive Orders, statutes, and HHS regulations relating to research on human subjects (45 C.F.R. Part 46, 21 C.F.R. Parts 50 and 56) and relating to the appropriate care and use of laboratory animals (7 U.S.C. §§ 2131 et seq.; 9 C.F.R. Part 1, Subchapter A), including all applicable federal regulations for the protection of Human Subjects, which may include the Standards for Privacy of Individually Identifiable Health Information set forth in 45 C.F.R. Part 164. Collaborator agrees to ensure that its employees, contractors, and agents who might have access to a “select agent or toxin” (as that term is defined in 42 C.F.R. §§ 73.4-73.5) transferred from IC is properly licensed to receive the “select agent or toxin.”

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13.3
Waivers. None of the provisions of this CRADA will be considered waived by any Party unless a waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, will not be deemed a waiver of any rights of any Party.

13.4	Headings. Titles and headings of the articles and paragraphs of this CRADA are for convenient reference only, do not form a part of this CRADA, and will in no way affect its interpretation.

13.5	Severability. The illegality or invalidity of any provisions of this CRADA will not impair, affect, or invalidate the other provisions of this CRADA.

13.6
Amendments. Minor modifications to the Research Plan may be made by the mutual written consent of the NIH CRADA Extramural Investigator/Officers and CRADA Collaborator PIs. Substantial changes to the CRADA Research Plan, changes to the CRADA including extensions of the term, or any changes to the model template MTA will become effective only upon a written amendment signed by the signatories to this CRADA or by their representatives duly authorized to execute an amendment. A change will be considered substantial if it directly expands the range of the potential CRADA Subject Inventions, alters the scope or field of any license option governed by Article 7, or requires a significant increase in the contribution of resources by either Party.

13.7
Assignment. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without written notification of the other Party in accordance with Paragraph 13.8. The Collaborator acknowledges the applicability of 41 U.S.C. § 15, the Anti Assignment Act, to this Agreement.  The Parties agree that the identity of the Collaborator is material to the performance of this CRADA and that the duties under this CRADA are nondelegable.

13.8
Notices. All notices pertaining to or required by this CRADA will be in writing, signed by an authorized representative of the notifying Party, and delivered by first class registered or certified mail by U.S. Postal Service with return receipt, or by an express/overnight commercial delivery service, prepaid and properly addressed to the other Party at the address designated on the Contacts Information Page, or to any other address designated in writing by the other Party. Notices will be considered timely if received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Notices regarding the exercise of license options will be made pursuant to Paragraph 7.3. Either Party may change its address by notice given to the other Party in the manner set forth above. All notices will be deemed to have been given on the date received, as evidenced by return receipt of the records of the U.S. Postal Service or other delivery service, as applicable.

13.9
Independent Contractors. The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners. Each Party will maintain sole and exclusive control over its personnel and operations. If Collaborator elects to perform any portion of the Research Plan through contractors or consultants, Collaborator agrees to incorporate into such contract all provisions necessary to ensure that the work of such contractor(s) or consultant(s) is governed by the terms of the CRADA, including, but not limited to a provision for the assignment of inventions of the contractor(s) or consultant(s) to the Collaborator.

In conducting a portion of the CRADA research, it may be necessary for NCI to utilize the services of NCI Extramural Investigators. As described in Paragraph 8.8, these NCI Extramural Investigators perform under Funding Agreements or MTAs, which include an Intellectual Property Option to Collaborator (web site: http://ctep.cancer.gov/industryCollaborations2/default.htm#guidelines_for_collaborations). The other NCI contractors performing the DCTD Clinical Support Assays, are subject to a Determination of Exceptional Circumstances (35 U.S.C. § 202(a)(ii)), through which their rights in Inventions made using

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the Investigational Agent are assigned to the Government. Such Inventions are then subject to the terms of this CRADA as if they were conceived and reduced to practice by IC employees.

13.10
Use of Name; Press Releases. By entering into this CRADA, the Government does not directly or indirectly endorse any product or service that is or will be provided, whether directly or indirectly related to either this CRADA or to any patent or other intellectual-property license or agreement that implements this CRADA by Collaborator, its successors, assignees, or licensees. Collaborator will not in any way state or imply that the Government or any of its organizational units or employees endorses any product or services. Each Party agrees to provide proposed press releases that reference or rely upon the work under this CRADA to the other Party for review and comment at least five (5) business days before publication. Either Party may disclose the Title and Abstract of the CRADA to the public without the approval of the other Party.

13.11
Reasonable Consent. Unless otherwise expressly provided in this CRADA, whenever a Party’s consent or permission is required under this CRADA, its consent or permission will not be unreasonably withheld or delayed.

13.12
Export Controls. Collaborator agrees to comply with U.S. export law and regulations, including 21 U.S.C. 382 and 21 CFR Part 312.110. If Collaborator has a need to transfer any CRADA Materials made in whole or in part by IC, or IC Materials, or IC Confidential Information to a person located in a country other than the United States, to an Affiliate organized under the laws of a country other than the United States, or to an employee of Collaborator in the United States who is not a citizen or permanent resident of the United States, Collaborator will acquire any and all necessary export licenses and other appropriate authorizations.

13.13
Entire Agreement. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement with respect thereto, including the Confidential Disclosure Agreement entered into between Exelixis and The National Cancer Institute effective March 19, 2010 (the “CDA”). For clarity, this CRADA only supersedes the CDA with respect to Confidential Information (as such term is defined in Section 1 of the CDA) disclosed by or on behalf of Collaborator related to the Investigational Agent and/or drug development programs for Investigational Agent, such that all such Confidential Information disclosed under the CDA shall be deemed Collaborator Confidential Information under this CRADA. The CDA shall remain in effect with respect to all Confidential Information disclosed or to be disclosed by or on behalf of Collaborator related to other Collaborator drug development candidates and/or programs.

13.14
Survivability. The provisions of Paragraphs 3.3, 3.4, 3.7.3, 3.9, 3.10, 3.11, 4.2, 4.3, 4.4, 4.5 (for so long as IC is sponsoring clinical studies of the Investigational Agent under the CRADA), 5.3, 5.4, 6.1-8.10, 10.3-10.5, 11.1, 11.2, 12.1-12.3, 13.1-13.3, 13.5, 13.6, 13.8, 13.9, 13.10 and 13.14 will survive the expiration or early termination of this CRADA.

SIGNATURES BEGIN ON THE NEXT PAGE

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SIGNATURE PAGE

ACCEPTED AND AGREED

BY EXECUTING THIS AGREEMENT, EACH PARTY REPRESENTS THAT ALL STATEMENTS MADE HEREIN ARE TRUE, COMPLETE, AND ACCURATE TO THE BEST OF ITS KNOWLEDGE. COLLABORATOR ACKNOWLEDGES THAT IT MAY BE SUBJECT TO CRIMINAL, CIVIL, OR ADMINISTRATIVE PENALTIES FOR KNOWINGLY MAKING A FALSE, FICTITIOUS, OR FRAUDULENT STATEMENT OR CLAIM.

FOR IC:

/s/ JAMES H. DOROSHOW, M.D.	9/29/2011
James H. Doroshow, M.D. Deputy Director, National Cancer Institute	Date

FOR COLLABORATOR:

/s/ MICHAEL M. MORRISSEY, Ph.D	10/5/2011
Signature	Date

Typed Name: Michael M. Morrissey, Ph.D Title: President & CEO

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CONTACTS INFORMATION PAGE

CRADA Notices

For IC:	For Collaborator:

[ * ]	[ * ]

Patenting and Licensing

For IC:	For Collaborator (if separate from above):

[ * ]	[ * ]

Delivery of Materials Identified In Appendix B (if any)

For IC:	For Collaborator:

N/A	N/A

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SUMMARY PAGE

EITHER PARTY MAY, WITHOUT FURTHER CONSULTATION OR PERMISSION,
RELEASE THIS SUMMARY PAGE TO THE PUBLIC.

TITLE OF CRADA:    Clinical Development of Exelixis, Inc.’s Proprietary Cabozantinib (XL184), a MET and Vascular Endothelial Growth Factor Receptor 2 (VEGFR2)/(Kinase Insert Domain Receptor (KDR) inhibitor, as an Anti-Cancer Agent.

PHS [ * ] Component:	National Cancer Institute
NIH CRADA Extramural Investigator/ [ * ]

Officer(s):

Collaborator:	Exelixis, Inc.

CRADA Collaborator Principal Investigator:	[ * ]

Term of CRADA:	five (5) years from the Effective Date

ABSTRACT OF THE RESEARCH PLAN:
Exelixis, Inc. and the National Cancer Institute have entered into a Cooperative Research and Development Agreement (“CRADA”) under which they will collaborate on the non-clinical and clinical development of Exelixis Inc.’s proprietary Cabozantinib (XL184), a MET and VEGFR2/KDR inhibitor, as an anti-cancer agent.

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APPENDIX A: RESEARCH PLAN

Title of CRADA
Clinical Development of Exelixis Inc.’s Proprietary Cabozantinib (XL184), a MET and Vascular Endothelial Growth Factor Receptor 2 (VEGFR2)/Kinase Insert Domain Receptor (KDR) inhibitor, as an Anti-Cancer Agent

[ * ]
{Redacted content comprises approximately 9 pages}

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APPENDIX B

Financial and Staffing Contributions of the Parties

For NIH:

[ * ]

For Collaborator:

[ * ] {Redacted content comprises approximately 2 pages}

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APPENDIX C
MATERIAL TRANSFER AGREEMENT

Provider:     Division of Cancer Treatment and Diagnosis, National Cancer Institute

Recipient:	University School of Medicine

Recipient’s Investigator: Dr. John Doe, Ph.D., as an employee of the University School of Medicine

1. Provider agrees to transfer to Recipient's Investigator the following Research Material:

xxxxx mg of XL184 (cabozantinib), an agent proprietary to Exelixis, Inc. (Collaborator)

2. THIS RESEARCH MATERIAL MAY NOT BE USED IN HUMANS. The Research Material will only be used for research purposes by Recipient's Investigator in his/her laboratory, for the Research Project described below, under suitable containment conditions. This Research Material will not be used by for-profit recipients for screening, production or sale, for which a commercialization license may be required. Recipient agrees to comply with all Federal rules and regulations applicable to the Research Project and the handling of the Research Material.

2(a). Is Research Material of human origin?

Yes
No

2(b). If yes in 2(a), was Research Material collected according to 45 CFR Part 46, "Protection of Human Subjects"?

Yes (Please provide Assurance Number: )
No
Not Applicable

3. This Research Material will be used by Recipient's Investigator solely in connection with the following research project ("Research Project") described with specificity as follows (use an attachment page if necessary):

This Research Material will be used for preclinical studies investigating the effects of the Research Material in a cancer cell line.

3(a). Are any materials used in the Research Project of human origin?

Yes
No

3(b). If yes in 3(a), were human-origin materials collected according to 45 CFR Part 46, "Protection of Human Subjects"?

Yes (Please provide Assurance Number: )
No
Not Applicable

4. (a). To the extent permitted by law, Recipient agrees to treat in confidence, for a period of five (5) years from the date of its disclosure, any of Provider's or Collaborator’s written information about this Research Material

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that is stamped "CONFIDENTIAL" (the “Confidential Information”) except for information that was previously known to Recipient or that is or becomes publicly available or which is disclosed to Recipient without a confidentiality obligation. Any oral disclosures to Recipient shall be identified as being CONFIDENTIAL by written notice delivered to Recipient within thirty (30) days after the date of the oral disclosure, and shall be Confidential Information hereunder.

4. (b). Recipient may publish or otherwise publicly disclose the results of the Research Project, however Collaborator will have thirty (30) days to review proposed manuscripts and three (3) days to review proposed abstracts to assure that Confidential Information is protected, except when a shortened time period under court order or the Freedom of Information Act pertains. Collaborator may request in writing that a proposed publication be delayed for up to thirty (30) additional days as necessary to file a Patent Application. Manuscripts to be submitted for publication by Recipient’s Investigator will be sent to NCI’s Regulatory Affairs Branch [NCICTEPpubs@mail.nih.gov] for forwarding to Collaborator for review as soon as they are received and in compliance with the timelines outlined above. Abstracts to be presented by Recipient’s Investigator will be sent to NCI’s Regulatory Affairs Branch [NCICTEPpubs@mail.nih.gov] for forwarding to Collaborator as soon as they are received, preferably no less than three days prior to submission, but prior to presentation or publication, to allow for preservation of U.S. or foreign patent rights. In all oral presentations or written publications concerning the Research Project, Recipient will acknowledge Provider's or Collaborator’s contribution of this Research Material unless requested otherwise.

5. This Research Material is proprietary to Collaborator. Collaborator has agreed to allow NCI to make its proprietary compound available for this Research Project. Recipient's Investigator agrees to retain control over this Research Material and further agrees not to transfer the Research Material to other people not under her or his direct supervision without advance written approval of Provider. When the Research Project is completed or terminated, the Research Material will be disposed of, if directed by Provider.

6. This Research Material is provided as a service to the research community. IT IS BEING SUPPLIED TO RECIPIENT WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Provider and Collaborator make no representations that the use of the Research Material will not infringe any patent or proprietary rights of third parties.

7. Recipient shall retain title to any patent or other intellectual property rights in inventions made by its employees in the course of the Research Project. Recipient agrees not to claim, infer, or imply endorsement by the Government of the United States of America (hereinafter referred to as "Government") of the Research Project, the institution or personnel conducting the Research Project or any resulting product(s). Unless prohibited by law from doing so, Recipient agrees to hold the Government and Collaborator harmless and to indemnify the Government and Collaborator for all liabilities, demands, damages, expenses and losses arising out of Recipient's use for any purpose of the Research Material.

8. The undersigned Provider and Recipient expressly certify and affirm that the contents of any statements made herein are truthful and accurate.

9. This MTA shall be construed in accordance with Federal law as applied by the Federal courts in the District of Columbia.

10. Results of the Research Project shall be provided to the Provider and Collaborator. Publications shall be provided to Provider and Collaborator as described in Article 4(b).

11. Recipient (“Institution”) agrees to notify Provider and Collaborator upon the filing of any patent applications related to research with this Research Material under this Agreement and abide by the following terms of the Intellectual Property Option to Collaborator:

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Institution agrees to promptly notify the Provider (NCI) and Collaborator in writing of any inventions, discoveries or innovations made by the Recipient’s Investigator or any other employees or agents of Institution, whether patentable or not, which are conceived or first actually reduced to practice pursuant to the Research Project.

For inventions described in patent disclosures that claim the use and/or the composition of the Research Material(s) (Section A Inventions), Institution hereby grants to Collaborator(s): (i) a royalty-free, worldwide, non-exclusive license for commercial purposes with the right to sublicense to affiliates, contractors, licensees or collaborators working on behalf of Collaborator for Collaborator’s or Collaborator’s licensees’ development or commercialization purposes; and (ii) a time limited first option to negotiate an exclusive, or co-exclusive, if applicable, world-wide, royalty bearing license for commercial purposes, including the right to grant sublicenses, subject to any rights of the Government of the United States of America, on terms to be negotiated in good faith by the Collaborator(s) and Institution. If Collaborator accepts the non-exclusive commercial license, the Collaborator agrees to pay all out of pocket patent prosecution and maintenance costs which will be pro-rated and divided equally among all licensees. If Collaborator obtains an exclusive commercial license, in addition to any other agreed upon licensing arrangements such as royalties and due diligence requirements, the Collaborator agrees to pay all out of pocket patent prosecution and maintenance costs. Collaborator(s) will notify Institution, in writing, if it is interested in obtaining a commercial license to any Section A Invention within three (3) months of Collaborator’s receipt of a patent application or six (6) months of receipt of an invention report notification of such a Section A Invention. In the event that Collaborator fails to so notify Institution, or elects not to obtain an exclusive license, then Collaborator’s option expires with respect to that Section A Invention, and Institution will be free to dispose of its interests in accordance with its policies. If Institution and Collaborator fail to reach agreement within ninety (90) days, (or such additional period as Collaborator and Institution may agree) on the terms for an exclusive license for a particular Section A Invention, then for a period of three (3) months thereafter Institution agrees not to offer to license the Section A Invention to any third party on materially better terms than those last offered to Collaborator without first offering such terms to Collaborator, in which case Collaborator will have a period of thirty (30) days in which to accept or reject the offer. If Collaborator elects to negotiate an exclusive commercial license to a Section A Invention, then Institution agrees to file and prosecute patent application(s) diligently and in a timely manner and to give Collaborator an opportunity to comment on the preparation and filing of any such patent application(s). Notwithstanding the above, Institution is under no obligation to file or maintain patent prosecution for any Section A Invention.

For those inventions not covered by Section A, but are nevertheless conceived or first actually reduced to practice pursuant to the Research Project and to those inventions that are conceived or first actually reduced to practice pursuant to the Research Project that use non-publicly available clinical data or specimens from patients treated with the NCI-provided Research Material (including specimens obtained from NCI DCTD-funded tissue banks) (Section B Inventions), Institution agrees to grant the following to the collaborator: (i) a paid-up nonexclusive nontransferable, royalty-free, world-wide license to all Section B Inventions for research purposes only; and (ii) a nonexclusive, royalty-free, world-wide license to (a) disclose Section B Inventions to a regulatory authority when seeking marketing authorization of the Research Material and (b) disclose Section B Inventions on a product insert or other promotional material regarding the Research Material after having obtained marketing authorization from a regulatory authority. Notwithstanding the above, Institution is under no obligation to file or maintain patent prosecution for any Section B Invention.

For all Section A and Section B Inventions, regardless of Collaborator’s decision to seek a commercial license, Institution agrees to grant Collaborator a paid-up, nonexclusive, royalty-free, world-wide license for research purposes only. Institution retains the right to make and use any Section A Invention for all non-profit research, including for educational purposes and to permit other educational and non-profit institutions to do so.

Institution agrees, at Collaborator's request and expense, to grant to Collaborator a royalty-free exclusive or co-exclusive license to inventions made by Institution’s Investigator(s) or any other employees or agents of Institution, which are or may be patentable or otherwise protectable, as a result of research utilizing the Research Material(s) outside

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the scope of the NCI DCTD Research Project (Unauthorized Inventions). Institution will retain a non-exclusive, non-sub-licensable royalty free license to practice the invention for research use purposes.

Institution agrees to promptly notify NCI DCTD (NCICTEPpubs@mail.nih.gov) and Collaborator(s) in writing of any Section A Inventions, Section B Inventions, and Unauthorized Inventions upon the earlier of: (i) any submission of any invention disclosure to Institution of a Section A, Section B, or Unauthorized Invention, or (ii) the filing of any patent applications of a Section A, Section B, or Unauthorized Invention. Institution agrees to provide a copy of either the invention disclosure or the patent application to the Collaborator and to NCI DCTD, which will treat it in accordance with 37 CFR Part 401. These requirements do not replace any applicable reporting requirements under the Bayh-Dole Act, 35 USC 200-212, and implementing regulations at 37 CFR Part 401.

12. This Agreement shall terminate two (2) years from the date of the last signature below. However, this Agreement may be terminated upon written notice to Institution if the Institution materially breaches any of its obligations hereunder and fails to cure such breach within thirty (30) days after receiving written notice of such breach. The provisions of Sections 4, 5, 7, 9, 10, 11, 12 and 13 will survive the termination of this Agreement.

13. Collaborator is a third party beneficiary under this Agreement and has the right, but is not required, to enforce the provisions of this Agreement.

Signatures Begin on Next Page

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SIGNATURES

RECIPIENT

________________     _________________________________________

Date	John Doe, Ph.D.

________________     _________________________________________

Date	Authorized Signature for Recipient and Title

Recipient's Official and Mailing Address:

John Doe, Ph.D.
Associate Professor
Department of Biochemistry
University School of Medicine
City, State, Zip
Phone:

NATIONAL CANCER INSTITUTE

________________     _________________________________________

Date	Sherry Ansher, Ph.D.
Associate Chief, Agreement Coordination Group

________________	_________________________________________
Date                Jason Cristofaro, J.D., Ph.D.
CTEP Alternate Technology Development Coordinator

Please address all correspondence related to this agreement to Sally Hausman at the following address by express mail:

Sally Hausman
Senior Specialist, Research and Development Agreements
Regulatory Affairs Branch
Cancer Therapy Evaluation Program
Executive Plaza North, Suite 7111
6130 Executive Blvd.
Rockville, MD 20852-7181

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. '' 3801‑3812 (civil liability) and 18 U.S.C. ' 1001 (criminal liability including fine(s) and/or imprisonment).

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